As filed with the Securities and Exchange Commission on September 20, 2001
                          Registration No. 333 - _____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------
                                D.R. HORTON, INC.
             (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------------------
                Delaware                                  75-2386963
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                 Identification Number)


         1901 Ascension Blvd.                               76006
               Suite 100                                  (Zip Code)
           Arlington, Texas
    (Address of Principal Executive
               Offices)


                   D.R. HORTON, INC. 1991 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              Paul W. Buchschacher
                                 Vice President
                              and Corporate Counsel
                         1901 Ascension Blvd., Suite 100
                             Arlington, Texas 76006
                     (Name and address of agent for service)

                                  817-856-8200
          (Telephone number, including area code, of agent for service)
                         ------------------------------

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                                    Proposed
                                                                    Proposed         maximum
                                                                     maximum        aggregate     Amount of
                                             Amount to be        offering price     offering     registration
Title of securities to be registered          registered          per share (1)     price (1)         fee
--------------------------------------- ------------------------ ---------------- -------------- ------------
Common Stock, $.01 par value              1,110,000 shares(2)        $21.30       $23,643,000      $5,911
======================================= ======================== ================ ============== ============

(1) Based on the average of the high and low prices of the Common Stock of D.R. Horton, Inc.(the "Common Stock") as reported on the New York Stock Exchange on September 17, 2001, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Act").

(2) Represents additional shares available for issuance under the 1991 Stock Incentive Plan. Pursuant to Rule 416(a) under the Act, includes such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                             INTRODUCTORY STATEMENT

     This registration statement relates to shares of D.R. Horton, Inc. common stock, par value $0.01 per share, eligible for issuance under the D.R. Horton, Inc. 1991 Stock Incentive Plan, as amended (the "Plan"). The Plan has previously been registered in Registration Statements on Form S-8 filed with the Securities and Exchange Commission (Registration Nos. 33-48874, 333-3572 and 333-47767).

     This registration statement is being filed to register an additional 1,110,000 shares of D.R. Horton, Inc. common stock that may be issued pursuant to the Plan as a result of an amendment to the Plan that increases the number of shares that may be issued under the Plan from 6,930,373 to 7,930,373 plus a stock dividend of 110,000 shares that occurred after the share increase was approved.
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     In accordance with the provisions of General Instruction E of Form S-8, D.R. Horton, Inc. hereby incorporates by reference the contents of D.R. Horton, Inc.'s currently effective Registration Statements on Form S-8 (Registration No.33-48874, Registration No.333-3572 and Registration No.333-47767).

Item 3.  Incorporation of Documents by Reference

     The following documents filed by D.R. Horton, Inc. are incorporated by reference, as of their respective dates, in this Registration Statement:

          o Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed with the Securities and Exchange Commission (the "Commission') on December 13, 2000;

          o Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, filed with the Commission on February 13, 2001;

          o Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001;

          o Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on August 14, 2001;

          o Current Report on Form 8-K dated March 5, 2001, filed with the Commission on March 8, 2001;

          o Current Report on Form 8-K dated April 18, 2001, filed with the Commission on April 18, 2001;

          o Current Report on Form 8-K dated May 4, 2001, filed with the Commission on May 10, 2001;

          o Current Report on Form 8-K dated May 11, 2001, filed with the Commission on May 14, 2001;

          o Current Report on Form 8-K dated August 8, 2001, filed with the Commission on August 14, 2001; and

          o the description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A (file #1-14122), filed with the Commission on December 7, 1995 and amended on April 30, 1998.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

     Paul W. Buchschacher, who has delivered to D.R. Horton, Inc. a legal opinion regarding the validity of the shares of Common Stock registered pursuant to this Registration Statement, is a Vice President, Corporate Counsel and an Assistant Secretary of D.R. Horton, Inc., and he has the right to acquire 27,473 shares of Common Stock pursuant to outstanding options awarded under the 1991 Stock Incentive Plan.

Item 8.  Exhibits


                 EXHIBIT                                          EXHIBIT
                 NUMBER
               -----------------------------------------------------------------
                   4.1 - Registrant's Amended and Restated Certificate of Incorporation, as amended (1)
                   4.2 -  Registrant's Amended and Restated Bylaws (2)
                     5 - Opinion of Paul W. Buchschacher, Vice President and Corporate Counsel D.R. Horton, Inc.
                  23.1 - Consent of Paul W. Buchschacher, Vice President and Corporate Counsel of D.R. Horton, Inc. (3)
                  23.2 -  Consent of Ernst & Young LLP
                    24 -  Powers of Attorney (4)

----------------
(1) Incorporated by reference from Exhibit 4.2 to the Registrant's registration statement (No.333-76175) on Form S-3, filed with the Commission on April 13, 1999.
(2) Incorporated by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, filed with the Commission on February 16, 1999.
(3)  See Exhibit 5 of this Registration Statement.
(4)  See page S-2 of this Registration Statement.

                       SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, D.R. Horton, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on September 20, 2001.


                                                   D.R. HORTON, INC.



                                                   By:    /s/ Donald R. Horton
                                                         -----------------------
                                                          Donald R. Horton
                                                          Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Donald R. Horton, individually, and Donald J. Tomnitz and Samuel R. Fuller together as a group, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                  Title                               Date
          ---------                                  -----                               ----

    /s/ Donald R. Horton
--------------------------------------
      Donald R. Horton                       Chairman of the Board                September 20, 2001
                                         (Principal Executive Officer)

    /s/ Donald J. Tomnitz
--------------------------------------
      Donald J. Tomnitz                   Vice Chairman of the Board,             September 20, 2001
                                      President, Chief Executive Officer
                                                 and Director

    /s/ Samuel R. Fuller
--------------------------------------
      Samuel R. Fuller                Executive Vice President, Treasurer,        September 20, 2001
                                      Chief Financial Officer and Director
                                      (Principal Accounting and Financial
                                                  Officer)

   /s/ Bradley S. Anderson
--------------------------------------
     Bradley S. Anderson                           Director                       September 20, 2001

    /s/ Richard Beckwitt
--------------------------------------
      Richard Beckwitt                             Director                       September 20, 2001

   /s/ Richard I. Galland
--------------------------------------
     Richard I. Galland                            Director                       September 20, 2001

    /s/ Richard L. Horton
--------------------------------------
      Richard L. Horton                            Director                       September 20, 2001

    /s/ Terrill J. Horton
--------------------------------------
      Terrill J. Horton                            Director                       September 20, 2001

    /s/ Francine I. Neff
--------------------------------------
      Francine I. Neff                             Director                       September 20, 2001

     /s/ Scott J. Stone
--------------------------------------
       Scott J. Stone                              Director                       September 20, 2001

                                  EXHIBIT INDEX



                 EXHIBIT                                          EXHIBIT
                 NUMBER
               -----------------------------------------------------------------
                   4.1 - Registrant's Amended and Restated Certificate of Incorporation, as amended (1)
                   4.2 -  Registrant's Amended and Restated Bylaws (2)
                     5 - Opinion of Paul W. Buchschacher, Vice President and Corporate Counsel D.R. Horton, Inc.
                  23.1 - Consent of Paul W. Buchschacher, Vice President and Corporate Counsel of D.R. Horton, Inc. (3)
                  23.2 -  Consent of Ernst & Young LLP
                    24 -  Powers of Attorney (4)

----------------
(1) Incorporated by reference from Exhibit 4.2 to the Registrant's registration statement (No.333-76175) on Form S-3, filed with the Commission on April 13, 1999.
(2) Incorporated by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, filed with the Commission on February 16, 1999.
(3)  See Exhibit 5 of this Registration Statement.
(4)  See page S-2 of this Registration Statement.